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                                                                    EXHIBIT 23.2
                                                                    ------------


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of Vail Banks, Inc. on Form SB-2 of our report on the financial statements of Cedaredge Financial Services, Inc., and its subsidiary, dated December 30, 1997, and Telluride Bancorp, Ltd. and its subsidiaries, dated February 27, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DALBY, WENDLAND & CO., P.C.
July 30, 1998